Exhibit 99.1

16233 Kenyon Ave, Suite 210 Lakeville MN 55044 952-241-3103 main • 952-898-3571 fax

March 29, 2013	PRESS RELEASE

TCPH Reports Financial Results for 2012; Announces Guidance for 2013

LAKEVILLE, MN – Twin Cities Power Holdings, LLC (“TCPH” or the “Company”) today announced its financial results for the year ended December 31, 2012:

•	Total revenues for 2012 were $19,074,000 compared to $42,713,000 for 2011, a decrease of 56.9%. 2012 revenues were in line with our guidance for the year of $17 to $20 million.

•	Operating income for 2012 totaled $3,038,000, down 79.4% from $14,734,000 earned in 2011.

•	Net income for 2012 totaled $1,930,000, down 82.8% from $11,680,000 in 2011, and slightly below the bottom of our guidance range of $2.5 million.

•	Town Square Energy, our retail electricity business, recorded over $817,000 of revenue and added over 4,100 customers in Connecticut between acquisition on June 29, 2012 and December 31, 2012. Since the end of 2012, another 4,300 customers have been added.

•	The ratio of earnings to fixed charges[1] for 2012 was 2.61 times compared to 4.66 times for 2011 while the interest coverage ratio (operating income divided by interest expense) for 2012 was 2.85 times versus 4.87 times in 2011.

•	With respect to our balance sheet:
o	At December 31, 2012, our liquidity ratio (cash, trading accounts and deposits, and trade receivables divided by total assets) declined very slightly to 92.2% compared to 92.5% at December 31, 2011;
o	Our debt-to-total capital ratio (total debt divided by total debt plus equity) improved by 36% to 49.5% at December 31, 2012 from 77.1% at year-end 2011; and
o	Our debt-to-equity ratio (total debt divided by total equity) improved by 71% to 0.98 times at December 31, 2012 from 3.36 times at December 31, 2011.

•	Based on management’s assessment of wholesale and retail electricity market conditions and the NOAA long term forecast, we expect that the number of weather-driven trading opportunities should be about normal for the summer and are consequently forecasting that our revenues for 2013 should be in a range of $30 to $35 million, with operating income of $4.5 to $5.5 million[2].

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1	"Earnings" are equal to income before taxes, interest expense, and one-third of operating lease rental expense to approximate the interest component attributable to such rent expense, with the remaining two-thirds considered to be depreciation. "Fixed charges" include interest expense plus one-third of operating lease rental expense.
2	Previously we gave guidance on net income, but believe that operating income is the more relevant measure for our debt holders.

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16233 Kenyon Ave, Suite 210 Lakeville MN 55044 952-241-3103 main • 952-898-3571 fax

In the short term, wholesale electricity price levels and changes are driven by supply and demand. Demand is affected by the weather while supply is driven by generation or transmission outages and fuel prices, particularly for natural gas. Generally, the Company’s greatest opportunities to generate trading revenues and profits occur during periods of market turbulence, when the near-term forecast for supply or demand is more likely to be inaccurate.

Normal weather (1981-2010 average) for the U.S. is 4,355 heating degree days and 1,293 cooling degree-days3. 2012 was much milder than average with a warm winter (550 or 13% fewer heating degree days than average). While 2012 had 13% or 163 more cooling degree-days than average at 1,456 compared, in terms of electricity consumption, cooling degree-days and heating degree-days are not necessarily equal. For example, many people will not turn on their air conditioners until the outside temperature reaches 75° or more and CDDs are measured from a base of 65°. Furthermore, while air conditioning always uses electricity, heating is often provided by other fuels such as natural gas or fuel oil.

With respect to electricity markets, the average for the benchmark PJM West Peak price during the year was $39.85/MWh with a standard deviation of $11.94 and a trading range of $28.81 to $127.26. For comparison’s sake, the long term average price for 2008-2012 was $57.29 with a high of $280.97, a low of $28.81, and a standard deviation of $24.17. At year-end, the benchmark Henry Hub natural gas spot price was $3.40/MMBtu and averaged $2.75 for the year in a range of $1.82 to $3.77. Furthermore, weekly storage levels averaged 3,160 BCF for 2012 or about 37% above the 5-year average of 2,315 BCF.

“The big news for us during the year was our strategically important entry into the retail energy services business. On June 29, 2012 we closed on the acquisition of a small supplier serving residential and small commercial accounts in Connecticut. When we bought the business, it had only 108 customers, but by year’s end, we had grown the number of customers receiving electricity generation service from us to over 4,100. During the last half of 2012, we signed up new customers at a rate of over 25 per week. Our growth accelerated in the first quarter of this year, and based on an average sign-up rate of 43 per day, we expect to be serving over 8,400 customers by March 31, 2013. Although revenues for the year were modest at $817,000, we intend to keep investing in this growing business, and to this end we filed applications for retail electric supplier licenses with the public utilities commissions in Massachusetts, New Hampshire, and Rhode Island in the fourth quarter of 2012 and hope to be selling in these markets by summer,” said Tim Krieger, TCPH’s Chief Executive Officer.

“With respect to our wholesale trading business, the unusual market conditions beyond our control that characterized 2012 were the main reason for the decline in revenues compared to last year. The mild weather and cheap natural gas suppressed the level of wholesale electricity prices, but we did see some volatility return to the market during the year”, Mr. Krieger continued.

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3.	A “degree-day” compares outdoor temperatures to a standard of 65°F. Hot days require energy for cooling and are measured in cooling degree-days (“CDD”) while cold days require energy for heating and are measured in heating degree-days (“HDD”). For example, a day with a mean temperature of 80°F would result in 15 CDD and a day with a mean temperature of 40°F would result in 25 HDD.

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16233 Kenyon Ave, Suite 210 Lakeville MN 55044 952-241-3103 main • 952-898-3571 fax

“Finally, the NOAA three month forecast for July, August, and September calls for above normal temperatures for much of the country, meaning that we may see more trading opportunities this summer. The U.S. Energy Information Administration expects that the Henry Hub spot price will increase from an average of $2.75 in 2012 to $3.41 and $3.63 in 2013 and 2014, respectively. Current futures prices imply that market participants place the lower and upper bounds for the 95% confidence interval for June 2013 contracts at $2.79/MMBtu and $4.67/MMBtu, respectively. A year ago this month, the natural gas futures contract for June 2012 averaged $2.771/MMBtu and the lower and upper limits of the 95% confidence interval were $1.90 and $4.06, respectively. Consequently, we are expecting 2013 operating income of $4.5 to $5.5 million on revenues of $30 to $35 million”, concluded Mr. Krieger.

About Twin Cities Power Holdings, LLC

Twin Cities Power Holdings, LLC is a Minnesota limited liability company that serves as a holding company for three wholly-owned subsidiaries - Twin Cities Power, LLC; Cygnus Partners, LLC; and Twin Cities Energy, LLC. The Company trades electricity for its own account in wholesale markets regulated by the Federal Energy Regulatory Commission as well as other energy-related derivative contracts on exchanges regulated by the Commodity Futures Trading Commission. The Company currently has market-based rate authority granted by FERC and is also authorized by the U.S. Department of Energy to export electricity to Canada. Town Square Energy, a division of TCP, holds a retail electricity supplier license from the state of Connecticut, and has retail electric supplier license applications pending in Massachusetts, New Hampshire, and Rhode Island. See www.townsquareenergy.com.

TCPH is headquartered at 16233 Kenyon Ave, Suite 210, Lakeville, MN 55044, telephone 952-241-3103. In addition to its headquarters, it also operates from four other locations – East Windsor, NJ; Tulsa, OK; Carlsbad, CA; and Newton, PA. More information about the Company is available at www.twincitiespower.com.

While the equity of TCPH is privately held, our Renewable Unsecured Subordinated Notes are registered with the SEC and may be purchased by residents of California, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Indiana, Kansas, Michigan, Minnesota, Mississippi, Missouri, New Jersey, New York, Pennsylvania, South Dakota, Texas, Utah, Vermont, and Wisconsin. To obtain an investment kit, visit www.tcpnotes.com.

Forward Looking Statements

This press release contains forward-looking statements. Forward-looking statements can be identified by words such as: "may", "will", "expect", "anticipate", "believe", "estimate" "continue", "predict", or other similar words making reference to future periods, including expectations of 2013 revenues and operating income. Forward-looking statements appear in a number of places in this press release and include statements regarding our intent, belief, or current expectation about trends affecting the markets in which we participate, our businesses, financial condition, growth strategies, and number of retail electricity customers, among other things. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those predicted in forward-looking statements as a result of various factors, including, but not limited to, those set forth in the "Risk Factors" sections of our filings with the Securities and Exchange Commission.

If any of the events described in these "Risk Factors" occur, they could have a material adverse effect on our business, financial condition, and results of operations. When considering forward-looking statements, you should keep these risk factors, as well as the other cautionary statements in our SEC filings in mind. You should not place undue reliance on any forward-looking statement. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise after the date of this press release.

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16233 Kenyon Ave, Suite 210 Lakeville MN 55044 952-241-3103 main • 952-898-3571 fax

Non-GAAP Financial Measures

TCPH’s press releases and other communications may include certain non-Generally Accepted Accounting Principles (“GAAP”) financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company's financial performance, financial position, or cash flows that excludes, or includes, amounts that are included in, or excluded from, the most directly comparable measure calculated and presented in accordance with GAAP in the company's financial statements.

Non-GAAP financial measures utilized by the Company include presentations of liquidity measures and debt-to-equity ratios. The Company’s management believes that these non-GAAP financial measures provide useful information and enables investors and analysts to more accurately compare the Company's ongoing financial performance over the periods presented.

Investor Relations Contact

Wiley H. Sharp III

VP - Finance & CFO, 952-241-3105

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16233 Kenyon Ave, Suite 210 Lakeville MN 55044 952-241-3103 main • 952-898-3571 fax

Twin Cities Power Holdings, LLC & Subsidiaries

U.S. dollars in thousands	For years ended Dec 31,
	2012	2011
Statement of Operations Data
Wholesale trading revenue, net	$18,256	$42,401
Retail electricity revenue	818	–
Consulting fees	–	312
Net revenue	19,074	42,713
Total operating costs & expenses	16,036	27,979
Operating income	3,038	14,734
Interest expense	(1,065)	(3,028)
Interest income	31	60
Other income (expense), net	(17)	(86)
Income before taxes	1,987	11,680
Tax provision (benefit)	56	458
Net income	1,930	11,222
Preferred distributions	(503)	–
Net income attributable to common	1,427	11,222
Foreign currency translation adjustment	(166)	91
Comprehensive income (loss)	$1,261	$11,313
Ratio of earnings to fixed charges	2.61x	4.66x
Interest coverage ratio	2.85x	4.87x

	At Dec 31,
	2012		2011
Balance Sheet Data
Cash	$772		$971
Trading accounts & deposits	12,025		15,834
Trade receivables	2,191		614
Prepaid expenses & other	191		751
Total current assets	15,178		18,170
Equipment & furnishings, net	571		670
Intangible assets, net	125		–
Deferred financing costs, net	389		–
Total assets	$16,263		$18,839
Trade payables	$1,469		$878
Accrued expenses	2,115		4,610
Notes payable, demand & current	5,006		6,402
Total current liabilities	8,590		11,891
Long term debt	1,274		3,886
Total liabilities	9,865		15,777
Redeemable preferred equity	2,745		–
Common equity	3,197		2,439
Accumulated comprehensive income	457		624
Total equity	6,399		3,063
Total liabilities & equity	$16,263		$18,839
Liquidity, percent of total assets	92.2%		92.5%
Debt to total capital ratio	49.5%		77.1%
Debt to equity ratio	0.98	x	3.36	x

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16233 Kenyon Ave, Suite 210 Lakeville MN 55044 952-241-3103 main • 952-898-3571 fax

This chart shows the growth of the Company’s retail business - Town Square Energy – since the date of acquisition on June 30, 2012. Revenue (the dotted blue bars, left scale) has grown from less than $15,000/month to about $500,000/month and customer counts (the green bars, right scale) have increased from less than 150 to over 8,000. Our unit sales are now over 6,444 MWh/month (purple line, right scale). Our primary marketing strategy has been to price our contracts such that our offers provide savings compared to the standard rates offered by the incumbent utilities (Connecticut Light & Power and United Illuminating). Consequently, our offers typically appear in the first two or three listings below theirs on ctenergyinfo.com, a comparison shopping engine sponsored by the Connecticut Department of Energy & Environmental Protection (formerly the Department of Public Utility Control). For example, on March 29, 2013, CLP’s standard offer to residential consumers was 7.62 ¢/kWh fixed through June 30, 2013, UI’s was 7.70 ¢/kWh fixed through December 31, 2013, and we were offering a three month fixed price contract at 6.97 ¢/kWh with no cancellation fee.

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16233 Kenyon Ave, Suite 210 Lakeville MN 55044 952-241-3103 main • 952-898-3571 fax

This chart shows the volatility in PJM West Hub Peak power prices from January 2011 to December 2012. Our revenues generally correspond to weather-driven volatility or lack thereof. The lack of normal volatility in the much of 2012 reduced our revenues and profits, but other factors come into play as well, which might cause revenues to correlate less directly to volatility. Among others, these factors include the size and nature of the trades we may or may not have in place when and if the market moves, as well as the duration of profitable trading opportunities.

PJM West Hub Peak Price & Volatility
Jan 2011 to Dec 2012
Price ($/MWh, natural log scale)
Percent Change - Trailing 7 Day Coefficient of Variation
256.00
128.00
64.00
32.00
16.00
8.00
4.00
2.00
1.00
200%
150%
100%
50%
0%
-50%
-100%
Note depressed price and volatility Aug 11 to Jun 12
01-11
02-11
03-11
04-11
05-11
06-11
07-11
08-11
09-11
10-11
11-11
12-11
01-12
02-12
03-12
04-12
05-12
06-12
07-12
08-12
09-12
10-12
11-12
12-12
Annual Avg Price
Daily Price
Pct Chg
Trailing 7 Day CoV

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16233 Kenyon Ave, Suite 210 Lakeville MN 55044 952-241-3103 main • 952-898-3571 fax

This chart shows the long term drivers of electricity prices, as represented by the monthly average PJM West Hub on-peak price (the marked blue line). These key price drivers include electricity use (the dotted red line), the price of natural gas (the solid yellow line), and the variance from the normal number of cooling degree-days (the blue bars). The pink bars show the variance of heating degree-days from normal. In general, power prices correlate very well with the price of natural gas, as it is the primary fuel for marginal electricity demand. Demand and prices increase or decrease when the weather is hotter or colder than normal.

Key Drivers of Monthly Average PJM West Hub Peak Prices & Volatility
Jan 2007 to Dec 2012
Energy Prices \ Electricity Use
Degree-Day Variance
14.00
12.00
10.00
8.00
6.00
4.00
2.00
-
150
100
50
-
(50)
(100)
(150)
(200)
(250)
01-07
03-07
05-07
07-07
09-07
11-07
01-08
03-08
05-08
07-08
09-08
11-08
01-09
03-09
05-09
07-09
09-09
11-09
01-10
03-10
05-10
07-10
09-10
11-10
01-11
03-11
05-11
07-11
09-11
11-11
01-12
03-12
05-12
07-12
09-12
11-12
CDD Variance
HDD Variance
PJM Mo Avg Price (¢/kWh)
Henry Hub Gas Mo Avg Price ($/MCF)
Electricity Use (TWh/day)

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